THE UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2019

Giga-tronics Incorporated

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	0-12719 (Commission File No.)	94-2656341 (IRS Employer Identification Number)

5990 Gleason Drive, Dublin, CA	94568
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 328-4650

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Modification of Loan and Security Agreement

Effective March 11, 2019, Giga-tronics Incorporated, its wholly-owned subsidiary, Microsource, Inc. (together with Giga-tronics Incorporated, the “Company”), and Partners for Growth V, L.P. agreed to modify an existing Loan and Security Agreement dated as of April 27, 2017 (as previously modified, the “Loan Agreement”) by entering into a Modification No. 3 to Loan and Security Agreement (the “Modification”).

As of March 11, 2019, the Company had borrowed $1,500,000 under the Loan Agreement and there was $183,083 (calculated as of March 4, 2019) of accrued interest outstanding. Under the Loan Agreement, the Company agreed, among other things, (i) to make monthly interest-only payments through April 30, 2019, (ii) to pay all accrued interest on the loan on May 1, 2019, which will be $197,979; (iii) beginning May 1, 2019, to make monthly principal payments of $75,000, plus accrued interest until the maturity date, which was November 1, 2019, and (iv) to pay all amounts outstanding on the maturity date.

The Modification extends the maturity date to March 1, 2020. The Modification also adds financial covenants requiring the Company to maintain a minimum tangible net worth and minimum revenues described in the Modification.

This description of the terms of the Modification is qualified in its entirety by reference to the actual agreement, which is filed as an exhibit to this Current Report.

Amended and Restated Business Financing Agreement

Effective March 11, 2019, the Company entered into an Amended and Restated Business Financing Agreement (the “Restated Financing Agreement”) with Western Alliance Bank. The Restated Financing Agreement amends, restates and replaces the Company’s Business Financing Agreement with Western Alliance Bank (doing business as Bridge Bank) dated May 6, 2015 (as previously amended, the “Previous Financing Agreement”) in its entirety.

Under the Restated Financing Agreement, Western Alliance Bank may advance up to 85% of the amounts of invoices issued by the Company, up to a maximum of $2,500,000 in aggregate advances outstanding at any time. The Restated Financing Agreement eliminates a $500,000 non-formula borrowing base and an asset coverage ratio financial covenant.

Under the Restated Financing Agreement, interest accrues on outstanding amounts at an annual rate equal to the greater of prime or 4.5% plus, in either case, one percent. The Company is required to pay certain fees, including an annual facility fee of $14,700,to be paid in two semiannual installments. The Company’s obligations under the Restated Financing Agreement are secured by a security interest in substantially all of the assets of the Company and any domestic subsidiaries, subject to certain customary exceptions.   The Restated Financing Agreement has no specified term and may be terminated by either the Company or Western Alliance Bank at any time.

The Restated Financing Agreement contains customary events of default, including, among others: non-payment of principal, interest or other amounts when due; providing false or misleading of representations and information; Western Alliance Bank failing to have an enforceable first lien on the collateral; cross-defaults with certain other indebtedness; certain undischarged judgments; bankruptcy, insolvency or inability to pay debts; and a change of control of the Company. Upon the occurrence and during the continuance of an event of default, the interest rate on the outstanding borrowings increases by 500 basis points and the Western Alliance Bank may declare the loans and all other obligations under the Restated Financing Agreement immediately due and payable.

This description of the terms of the Restated Financing Agreement is qualified in its entirety by reference to the actual agreement, which is filed as an exhibit to this Current Report.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Modification No. 3 to Loan and Security Agreement by and among the Giga-tronics Incorporated, Microsource, Inc. and Partners for Growth V, L.P. dated as of March 11, 2019

10.2	Amended and Restated Business Financing Agreement by and among Western Alliance Bank, Giga-tronics Incorporated and Microsource, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2019	GIGA-TRONICS INCORPORATED

By: /s/ Traci Mitchell Traci Mitchell Corporate Controller and Principal Accounting Officer

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